UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2009

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 14, 2009, Continental Airlines, Inc. (the “Company”) issued a press release announcing the webcast for its second quarter 2009 financial results conference call and detailing certain second quarter 2009 special charges.  This press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 5, 2008, the Company announced capacity reductions and related initiatives to respond to unprecedented high fuel costs and other challenges facing the airline industry. In connection with the capacity reductions, the Company announced that it expected to record accounting charges, including severance and other employee termination costs, contract termination costs and other associated costs in the second and third quarters of 2008 and beyond.

For the quarter ended June 30, 2009, the Company expects to record $44 million of special charges, which includes $31 million of non-cash impairment charges on owned Boeing 737-300 and 737-500 aircraft and related assets.  These impairment charges relate to the Company’s decision in June 2008 to retire all of its Boeing 737-300 aircraft and a significant portion of its Boeing 737-500 aircraft in connection with the capacity reductions referenced above.  The Company recorded an initial impairment charge in the second quarter of 2008 for each of these fleet types.  The additional write down in the second quarter of 2009 reflects further reduction in the fair value of these fleet types in the current economic environment.  In both periods, the Company determined that indicators of impairment were present for these fleets.  Fleet assets include owned aircraft, improvements on leased aircraft, rotable spare parts, spare engines and simulators.  Based on the Company’s evaluations, it determined that the carrying amounts of these fleets were impaired and wrote them down to their estimated fair values.  The Company estimated the fair values based on current market quotes and its expected proceeds from the sale of the assets.

The Company may incur additional accounting charges in future quarters associated with the 737-300 and 737-500 fleet types discussed above, as well as the thirty EMB 135 aircraft that the Company has temporarily grounded.  The Company is not able at this time to estimate the amount and timing of these future charges.

Item 2.06.	Material Impairments.

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

July 17, 2009	By /s/ Chris Kenny
Chris Kenny
Vice President and Controller

EXHIBIT INDEX

99.1	Press Release